Exhibit 10.1

PROMISSORY NOTE

Principal $6,000,000.00	Loan Date 08-10-2017	Maturity 09-18-2019	Loan No 369669	Call/Coll 803-STX	Account	Officer 002	Initials

References in the boxes above are for Lender’s Use only and do not limit the applicability of this document to any particular loan or item.  Any item above containing **** has been omitted due to text length limitations.

Borrower: Tandy Leather Factory, Inc. 1900 SE Loop 820 Fort Worth, TX 76140				Lender: BOKF, NA dba Bank of Texas P.O. Box 29775 Dallas, TX 75229-9775

Principal Amount: $6,000,000.00                                                     Date of Note:  August 10, 2017
PROMISE TO PAY.  Tandy Leather Factory, Inc. ("Borrower") promises to pay to BOKF, NA dba Bank of Texas ("Lender"), or order, in lawful money  of the United States of America, the principal amount of Six Million & 00/100 Dollars ($6,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.
CHOICE OF USURY CEILING AND INTEREST RATE.   The interest rate on this Note has been implemented under the "Quarterly Ceiling" as referred to in Section 303.006 of the Texas Finance Code.
PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 18, 2019.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 18,
2017, with all subsequent interest payments to be due on the same day of each month after that.   Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender's address  shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds.  No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.
PAYMENT INFORMATION. PAYMENTS SHOULD BE REMITTED TO:  BOKF, NA dba Bank of Texas, P.O. Box 248818, Oklahoma City, OK 73124-8818. If a payment is made consistent with the written payment instructions provided by Lender and received on a business day by5:00 p.m. Central Time, the payment will be applied that day.  If a payment is received on a business day after 5:00 p.m., the payment may be applied the following business day.
VARIABLE INTEREST RATE.  The  interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 1 Month LIBOR Interest Rate which is the ICE Benchmark Administration (ICE) (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) fixing of London Inter-Bank Offered Rate (LIBOR) based on offered inter-bank deposit  rates contributed in accordance with instructions to ICE LIBOR Contributor Banks (rounded  upward, if necessary, to the nearest 1/100 of 1%) for such interest period; provided, however, that if the Index determined as provided above shall be less than zero, the Index shall be deemed to be zero for the purposes of this Note (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 1.230% per annum.   Interest prior to maturity on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.850 percentage points over the Index, resulting in an initial rate of 3.080% per annum based on a year of 360 days.  NOTICE: Under no circumstances will the interest rate on this Note be more than (except for any higher default rate or Post Maturity Rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.  For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or   (B) the "Quarterly Ceiling" as referred to in Section 303.006 of the Texas Finance Code.
INTEREST CALCULATION METHOD.   Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied  by the actual number  of days the principal balance  is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expense for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event, will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BOKF, NA dba Bank of Texas, P.O. Box 248818 Oklahoma City, OK  73124-8818.
LATE CHARGE.  If a payment is 15 days or more late, Borrower will   be charged 5.000% of the unpaid portion of the regularly scheduled payment.
POST MATURITY RATE.  The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or  (B)  18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.
DEFAULT.   Each of the following shall constitute an event of default ("Event of Default") under this Note: Payment Default.  Borrower fails to make any payment when due under this Note.
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Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

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Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

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False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf, or made by Guarantor, or any other guarantor, endorser, surety, or accommodation party, under this Note or the related documents in connection with the obtaining of the loan evidenced by this Note or any security document directly or indirectly securing repayment of this Note is false or misleading in any material respect, either now or at the  time  made or furnished or becomes false or misleading at any time thereafter.

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Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver  for  any  part  of  Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

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Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event  of  Default shall not  apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of  the  creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for  the dispute.

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Execution; Attachment.  Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) day after the same is levied.

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Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Collateral such that the present or intended use of the Collateral, as specified in the related documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

•	Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.
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Judgment.   Unless  adequately covered by  insurance in  the  opinion  of  Lender,  the  entry  of  a final  judgment for  the  payment of  money involving more  than  ten  thousand dollars  ($10,000.00) against  Borrower and the  failure  by  Borrower to discharge the  same,  or cause  it to be discharged, or bonded  off  to  Lender's satisfaction, within thirty (30)  days  from  the  date  of the order,  decree  or process  under  which or pursuant to which such judgment was  entered.

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Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor, or any other guarantor, endorser, surety, or accommodation party of any of the indebtedness or any Guarantor, or any other guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the  validity of, or liability under, any  guaranty of  the indebtedness evidenced by  this Note.

•	Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
•	Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
•	Insecurity. Lender in good faith believes itself insecure.

LENDER'S  RIGHTS.   Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES.   Lender may hire an attorney to help collect this Note if Borrower does not pay, nd Borrower will pay Lender's reasonable attorneys' fees.  Borrower also will pay Lender all other amounts Lender  actually incurs as court costs, lawful fees for filing, recording, releasing to  any  public office any  instrument securing this  Note;  the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any  security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this  Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.   This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE.    If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, State of Texas.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.   Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person.   Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.  Lender will  have  no obligation to advance  funds  under  this  Note  if:  (A)   Borrower or any  guarantor is in default under  the  terms  of this  Note  or any  agreement that  Borrower or any  guarantor has  with Lender,  including any  agreement made  in  connection with the  signing   of  this  Note;    (B)   Borrower or  any  guarantor ceases  doing  business   or  is  insolvent;   (C)   any  guarantor seeks,  claims  or  otherwise attempts to  limit, modify or  revoke  such  guarantor's guarantee  of this  Note  or any  other  loan  with Lender;   (D)   Borrower has applied  funds  provided pursuant to  this  Note  for  purposes other  than those  authorized by Lender; or (E) Lender  in good faith  believes  itself insecure. This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

EXPENSES. Borrower agrees to pay to Lender on demand the amount of all costs, fees and expenses paid, incurred or charged by Lender in connection with Lender's administration of the Loan, the preparation of documents and instruments related to the Loan, and the filing or recordation of any financing statements, documents and instruments required for perfection of any collateral.

RENEWAL STATEMENT.  This Promissory Note is an extension, renewal and/or modification of the Promissory Note dated August 25, 2016 in the principal amount of $6,000,000.00 from the Borrower to Lender and is not a novation or substitution.

SUCCESSOR INTERESTS.    The terms   of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal   representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.   If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.   Borrower does not  agree or intend  to pay,  and Lender  does  not  agree  or  intend  to  contract for,  charge,  collect, take,  reserve  or receive  (collectively referred  to  herein  as "charge  or collect"), any  amount in  the  nature  of  interest or in  the  nature  of  a fee  for  this  loan,  which would in any  way  or  event  (including demand,  prepayment, or  acceleration) cause  Lender  to  charge  or  collect more  for  this  loan  than  the  maximum Lender  would be permitted to charge or collect  by federal  law  or the  law  of the State  of Texas  (as applicable).  Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower.  The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration.  All sums  paid  or agreed  to be paid  to  Lender  for  the use,  forbearance or detention of  sums  due hereunder  shall,  to  the extent permitted by  applicable  law, be  amortized, prorated, allocated and  spread  throughout the  full  term  of  the  loan  evidenced by  this  Note  until payment  in full  so that  the  rate  or  amount  of  interest on  account of  the  loan  evidenced hereby  does  not  exceed  the  applicable usury  ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.    Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand  for  payment, notice  of  dishonor, notice  of intent  to accelerate  the maturity of this  Note,  and notice  of acceleration of the maturity of this  Note.   Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party   who   signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length  of  time)  this loan or release any party  or guarantor or collateral; or impair, fail to realize upon  or perfect Lender's security interest in the collateral without the consent  of or notice  to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to  anyone  other than the party with  whom the modification is made.   The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.   BORROWER AGREES TO THE TERMS OF THE NOTE.  BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

/s/ Shannon L. Greene,
Chief Executive Officer, TANDY LEATHER FACTORY, INC.